EXHIBIT 23.1

Report of Independent Certified Public Accountants

Numerex Corp.

We consent to the incorporation by reference in Registration Statement No. 333-51780 of Numerex Corp. on Form S-8 of our report dated February 9, 2001 appearing in and incorporated by reference in this Annual Report on Form 10-K of Numerex Corp. for the years ended December 31, 2001, and 2000, and the two-month period ending December 31, 1999.

/s/ Grant Thornton LLP
Grant Thornton LLP

Atlanta, Georgia
March 26, 2002

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